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                                                                    EXHIBIT 99.1

               EXTENDICARE HEALTH SERVICES, INC. AND SUBSIDIARIES

                  SCHEDULE II-VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)



                                                            ADDITIONS            SUBTRACTIONS
                                                  -----------------------------  ------------
                                                   PROVISIONS
                                                   FOR LOSSES           FROM                            ACCOUNTS
                                    BALANCE AT         ON           ACQUISITION                       WRITTEN OFF         BALANCE
           ALLOWANCE FOR            BEGINNING       ACCOUNTS            OR            FROM              NET OF             AT END
        DOUBTFUL ACCOUNTS           OF PERIOD      RECEIVABLE       DIVESTITURE   DIVESTITURE         RECOVERIES         OF PERIOD
        -----------------           ---------      ----------       -----------   -----------         ----------         ---------
Year ended December 31, 1997....      9,303           8,111             8,326             --              6,814            18,926
Year ended December 31, 1998....     18,926          12,698             4,683          2,724              7,684            25,899
Year ended December 31, 1999....     25,899          11,905                --             --             12,855            24,949
Year ended December 31, 2000....     24,949          17,945             2,367             --             28,932            16,329
Year ended December 31, 2001....     16,329           8,945             3,515             --             14,212            14,577




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                          INDEPENDENT AUDITORS' REPORT




The Board of Directors
Extendicare Health Services, Inc.:

On February 6, 2002 we reported on the consolidated balance sheets of Extendicare Health Services, Inc. and subsidiaries (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which are included in the Company's 2001 Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in Item 21. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/  KPMG LLP

Milwaukee, Wisconsin
February 6, 2002